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                              STATE OF MISSOURI

                         [SEAL OF SECRETARY OF STATE]

                              JUDITH K. MORIARTY

                              SECRETARY OF STATE
                             CORPORATION DIVISION
                           CERTIFICATE OF AMENDMENT

WHEREAS,

 EMPIRE GAS CORPORATION

FORMERLY,

 EMPIRE GAS ACQUISITION CORPORATION

A CORPORATION ORGANIZED UNDER THE GENERAL AND BUSINESS CORPORATION LAW HAS DELIVERED TO ME A CERTIFICATE OF AMENDMENT OF ITS ARTICLES OF INCORPORATION AND HAS IN ALL RESPECTS COMPLIED WITH THE REQUIREMENTS OF LAW GOVERNING THE AMENDMENT OF ARTICLES OF INCORPORATION UNDER THE GENERAL BUSINESS CORPORATION LAW, AND THAT THE ARTICLES OF INCORPORATION OF SAID CORPORATION ARE AMENDED IN ACCORDANCE THEREWITH.


IN TESTIMONY WHEREOF, I HAVE SET MY       [STATE SEAL]
HAND AND IMPRINTED THE GREAT SEAL OF
THE STATE OF MISSOURI, ON THIS, THE
26TH DAY OF APRIL, 1994.

       /S/ Judith K. Moriarty
       ------------------------
          Secretary of State

$20.00